INDEPENDENT AUDITORS'CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated May 18, 2005, relating to the consolidated financial statements of Stone Mountain Resources Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.


Altamonte, Florida
October 26, 2005